EXHIBIT 23
----------

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO:      Telkonet, Inc.

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 8, 2004 dual dated March 25, 2004 included in Telkonet, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003, relating to the consolidated financial statements of Telkonet, Inc., which appear in such Registration Statement and related Prospectus for the registration of 15,560,495 shares of its common stock. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                               /s/ Russell Bedford Stefanou Mirchandani LLP
                                   ----------------------------------------
                                   Russell Bedford Stefanou & Mirchandani LLP

McLean, Virginia
April 19, 2004